DEAN HELLER Secretary of State RENEE L PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICK HSU Deputy Secretary for Elections

Certified Copy
June 28, 2005
Job Number: Reference Number: Expedite: Through Date:	C20050628-0208 00000266353-85

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s) 20050252965-16	Description Merge In	Number of Pages 24 Pages/1 Copies

Respectfully, DEAN HELLER Secretary of State

By
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Entity # C1357 – 1983 Document Number
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1	20050252965–16 Date Filed: 6/27/2005 4:19:38 PM In the office of Dean Heller Secretary of State

Important: Read attached instructions before completing form,	ABC_____________________

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8½ " x  11" blank sheet containing the required information for each additional entity.

Global IT Holdings, Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

High Road International, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.	Neveda Secretary of State AM Merger 2003 Revised on: 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:
c/o:

3)	(Choose one)

☑	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 ½ " x 11" blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, If applicable

This form must be accompanied by appropriate fees. See attached fee schedule.	Neveda Secretary of State AM Merger 2003 Revised on: 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Global IT Holding, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

High Road International, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees. See attached fee schedule.	Neveda Secretary of State AM Merger 2003 Revised on: 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.	Neveda Secretary of State AM Merger 2003 Revised on: 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

5)    Amendments, If any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1: The name of the corporation is Global IT Holdings, Inc.
Article 3: The total number of shares of all shares of stock which the corporation shall have the authority to issue is 3,010,000,000,  consisting of  3,000,000,000 shares of common stock,  par value $.001, and 10,000,000 shares of preferred stock, par value $.001.

6)    Location of Plan of Merger (check a or b):

✓    (a) The entire plan of merger is attached;

or,

___ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited- liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)    Effective date (optional)**; ________________________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more then 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.	Neveda Secretary of State AM Merger 2003 Revised on: 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

B)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(if there are more than four merging entities, check box ☐ and attach an 8 ½ ” x 11” blank sheet containing the required information for each additional entity.):

Global IT Holdings, Inc.
Name of merging entity

	President	06/23/05
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Date

High Road International, Inc.
Name of surviving entity

	President	06/23/05
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary at State AM Merger 2003 Revised on 10/24/03

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
HIGH ROAD INTERNATIONAL GROUP, INC.
AND
GLOBAL IT HOLDINGS, INC.

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is dated as of June   , 2005, by and between High Road International, Inc. (“HRDI”), a Nevada corporation whose principal place of business is located at 589 8th Avenue, 18th Floor, New York, NY 10018, such corporation being herein sometimes called the “Surviving Corporation”, and Global IT Holdings, Inc. (“GLOBAL”), a Nevada corporation whose principal place of business is located at 589 8th Avenue, 18th Floor, New York, NY 10018, such corporation being herein sometimes called the “Disappearing Corporation,” with HRDI and GLOBAL being herein sometimes collectively called the “Constituent Corporations”. This agreement replaces all preceding agreements.

SECTION 1.	NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

1.1
Name of Surviving Corporation. The corporation which shall survive the merger (“Merger”) contemplated hereby is High Road International, Inc., a Nevada corporation. However, immediately following the Effective Time (as defined in Section 3.2 hereof), the name of the Surviving Corporation shall be “Global IT Holdings, Inc.”

1.2
Articles of Incorporation and By-laws: The articles of incorporation and the by-laws of GLOBAL as in effect at the Effective Time (as defined in Section 3.2 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended.

1.3
Board of Directors and Officers: The directors and officers of GLOBAL as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve in each case until his respective successor shall have been elected and qualified.

1.4
Employees and Consultants: All employees of GLOBAL shall remain employees of fee Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.

SECTION 2.	STATUS AND CONVERSION OF SECURITIES

2.1	Stock of Disappearing Corporation:

(a)
GLOBAL Common Stock. Each share of common stock, par value $0.001 per share, of GLOBAL (“GLOBAL Common Stock”) outstanding at the Effective Time shall, subject to compliance with Section 2.1(d), be converted into and exchanged for one (1) share of common stock, par value $0.001 per share, of HRDI (“HRDI Common Stock”), except that shares of GLOBAL Common Stock held in GLOBAL’s treasury at the Effective Time, if any, shall be cancelled.

(b)
Dissenter’s Rights. Notwithstanding Section 2.1(a), no share of HRDI Common Stock shall be issued in respect of any shares of GLOBAL Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the General Corporation Law of the State of Nevada and as a result payment therefore is made, such holders to have only the rights provided by such law.

(c)
Surrender and Exchange of GLOBAL Common Stock. Subject to the provisions of Section 2.1(a) and 2.1(d), after the Effective Time each holder of an outstanding certificate or certificates (“Old Certificates”) theretofore representing shares of GLOBAL Common Stock, upon surrender thereof to Anslow & Jaclin, LLP (“Exchange Agent”), at 195 Route 9, Suite 204, Manalapan, NJ 07726, shall be entitled to receive in exchange therefore a certificate or certificates (“New Certificates”), which HRDI agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of HRDI Common Stock rounded up to the nearest whole share into and for which the shares of GLOBAL Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of HRDI Common Stock will be issued, no HRDI stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of HRDI.

(d)
Endorsement of Shares of GLOBAL Common Stock. The Old Certificates to be surrendered by the holders of GLOBAL Common Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.

(e)
Stock Transfers. As of the Effective Time, no transfer of the shares of GLOBAL Common Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section 2.1 (c).

2.2	Assumption and Recognition of GLOBAL Options: On and after the Effective Time, HRDI shall assume and recognize any vested or unvested stock options outstanding with respect to GLOBAL Common Stock.

2.3	Capital Stock of HRDI. All issued shares of HRDI Common Stock outstanding immediately prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.

SECTION 3.	STOCKHOLDER APPROVALS; BOARDS OF DIRECTORS' RECOMMENDATIONS; FILING; EFFECTIVE TIME

3.1
Stockholder Approvals; Boards of Directors' Recommendations: Meetings of the stockholders of HRDI and GLOBAL shall be held in accordance with their articles and bylaws and general corporate law, in accordance with any and all applicable federal laws or regulations or SEC provisions, respectively, as promptly as possible, after at least 20 days’ prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders' meeting need be given to such party's stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of HRDI shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of GLOBAL shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

3.2
Filing: Effective Time: As soon as practicable after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Sections 7 and 8 have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by law shall be executed and filed in the office of the Secretary of State of the respective states, at which time the Merger shall become effective (the "Closing" or the "Effective Time"). The parties intend the Closing to take place no later than 5:00 p.m., Eastern Standard Time, on June 17, 2005.

SECTION 4.	CERTAIN EFFECTS OF THE MERGER

4.1
Effects of Merger: When the Merger becomes effective, the separate existence of GLOBAL shall cease, GLOBAL shall be merged into HRDI, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

SECTION 5.	COVENANTS

5.1	Covenants of GLOBAL: GLOBAL agrees that, unless HRDI otherwise agrees in writing:

(a)
Certificate of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Sections 7 or 8 otherwise ("Release Time"), no amendment will be made in the certificate of incorporation or bylaws of GLOBAL.

(b)
Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or affected by GLOBAL in respect of the outstanding shares of GLOBAL Common Stock.

(c)
Access. Until the Release Time, GLOBAL will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of HRDI free and full access to the plants, premises, properties, books and records of GLOBAL, will permit them to make extracts from and copies of such books and records, and will from time to time furnish HRDI with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of GLOBAL as HRDI from time to time may request.

(d)
Conduct of Business. Until the Release Time, GLOBAL shall conduct its affairs so that at the Effective Time no representation or warranty of GLOBAL will be inaccurate, no covenant or agreement of GLOBAL will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of GLOBAL. Except as otherwise requested by HRDI in writing, until the Release Time, GLOBAL will use its best efforts to preserve the business operations of GLOBAL intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of GLOBAL, and to preserve the good will of its suppliers, customers and others having business relations with any of them Until the Release Time, GLOBAL will conduct its business and operations in all respects only in the ordinary course.

(e)
Advice of Changes. Until the Release Time, GLOBAL will immediately advise HRDI in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the GLOBAL Disclosure Letter (as defined in Section 6.1 (a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(f)
Confidentiality. GLOBAL shall ensure that all confidential information which GLOBAL or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of HRDI, any of HRDI affiliate, or any customer or supplier of HRDI or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of GLOBAL, in each case without the prior written consent of HRDI; provided, however, that the restrictions of this sentence shall not apply (i ) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of GLOBAL, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by GLOBAL or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. GLOBAL shall, and shall cause all other such persons and entities to, deliver to HRDI all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(g)
Public Statements. Before GLOBAL releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, GLOBAL shall cooperate with HRDI, shall furnish drafts of all documents or proposed oral statements to HRDI for comments, and shall not release any such information without the written consent of HRDI. Nothing contained herein shall prevent GLOBAL from releasing any information if required to do so by law.

(h)
Indemnification. GLOBAL agrees to indemnify and hold harmless HRDI and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities (including personal liabilities of certain executives and directors), claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.1 (j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, GLOBAL or any GLOBAL security holder or (ii) any breach of any representation, warranty, covenant or agreement of GLOBAL contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability GLOBAL may otherwise have, including liabilities arising under this Agreement.

5.2	Covenants of HRDI: HRDI agrees that, unless GLOBAL otherwise agrees in writing:

(a)
Articles of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise ("Release Time"), no amendment will be made in the articles of incorporation or bylaws of HRDI.

(b)
Shares and Options. Until the Release Time, no shares of capital stock of HRDI, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by HRDI without the prior written consent of an authorized officer of GLOBAL.

(c)	Dividends and Purchases of Stock. Until the Release Time, no dividend or stock split shall be authorized, declared, paid or affected by HRDI in respect of the outstanding shares of HRDI Common Stock.

(d)
Assets/Liabilities/Borrowing of Money. Until the Release Time, HRDI shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business. At the Closing, HRDI shall have no assets, no liabilities and no contracts in force or effect.

(e)
Access. Until the Release Time, HRDI will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of GLOBAL free and full access to the plants, premises, properties, books and records of HRDI and the HRDI Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish GLOBAL with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of HRDI and the HRDI Subsidiaries as GLOBAL from time to time may request.

(f)
Conduct of Business. Until the Release Time, HRDI shall conduct its  affairs so that at the Effective Time no representation or warranty of HRDI will be inaccurate, no covenant or agreement of HRDI will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of HRDI. Except as otherwise requested by GLOBAL in writing, until the Release Time, HRDI will use its best efforts to preserve the business operations of HRDI intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of HRDI, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, HRDI will conduct its business and operations in all respects only in the ordinary course.

(g)
Advice of Changes. Until the Release Time, HRDI will immediately advise GLOBAL in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the HRDI Disclosure Letter [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or  occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(h)
Confidentiality. HRDI shall ensure that all confidential information which HRDI or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of GLOBAL, any GLOBAL affiliate, or any customer or supplier of GLOBAL or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of HRDI, in each case without the prior written consent of GLOBAL; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of HRDI or of any of its affiliates, or (insofar as such confidential information was obtained directly by HRDI, any HRDI Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. HRDI shall, and shall cause all other such persons and entities to, deliver to GLOBAL all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(i)
Public Statements. Before HRDI releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, HRDI shall cooperate with GLOBAL, shall furnish drafts of all documents or proposed oral statements to GLOBAL for comments, and shall not release any such information without the written consent of GLOBAL. Nothing contained herein shall prevent HRDI from releasing any information if required to do so by law.

(j)
Indemnification. HRDI agrees to indemnify and hold harmless GLOBAL and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.3(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, HRDI, any HRDI Subsidiary, or any HRDI security holder or (ii) any breach of any representation, warranty, covenant or agreement of HRDI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability HRDI may otherwise have, including liabilities arising under this Agreement.

SECTION 6.	REPRESENTATIONS AND WARRANTIES

6.1	Certain Representations and Warranties of GLOBAL: GLOBAL represents and warrants to HRDI as follows:

(a)
Disclosure. GLOBAL is incorporated in Nevada; its principal place of business is in Nevada and the jurisdiction in which it is qualified to do business is Nevada. GLOBAL is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. GLOBAL is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)
Capitalization. The authorized capital stock of GLOBAL consists of 490,000,000 shares of GLOBAL Common Stock, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which 22,525,00 shares of Common Stock and zero shares of Preferred Stock shall be outstanding at Closing. Immediately prior to Closing, GLOBAL shall cause to be cancelled all the shares of its outstanding restricted common stock. Each of such outstanding shares of GLOBAL Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of GLOBAL or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of GLOBAL. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of GLOBAL.

(c)
Financial Condition. GLOBAL has delivered to HRDI true and correct copies of its audited and unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of the aforementioned financial statements: (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of GLOBAL; (ii) GLOBAL has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of GLOBAL.

(d)
Tax and Other Liabilities. GLOBAL has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes (“Taxes”) and liabilities to customers or suppliers, except those reflected in the financial statements provided by GLOBAL to HRDI.

(e)
Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to GLOBAL, with respect to GLOBAL or any of its businesses, properties or assets, other than those proceedings previously disclosed to HRDI.

(f)
Properties. GLOBAL has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances except these specifically assumed as set forth a disclosure letter to be delivered by GLOBAL to HRDI at Closing (the “GLOBAL Disclosure Letter”).

(g)
Authority to Merge. GLOBAL has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of GLOBAL have been taken to authorize the execution, delivery and performance of this Agreement by GLOBAL, other than approval of the holders of GLOBAL Common Stock. This Agreement has been duly authorized, executed and delivered by GLOBAL, constitutes the legal, valid and binding obligation of GLOBAL, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by GLOBAL for the execution, delivery or performance of this Agreement by GLOBAL. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which GLOBAL is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement.

6.2	Certain Representations and Warranties of GLOBAL: GLOBAL represents and warrants to HRDI as follows;

(a)
Disclosures. HRDI is incorporated in the State of Nevada; its principal place of business is in California and the jurisdiction in which it is qualified to do business is California. HRDI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. HRDI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)
Capitalization. The authorized capital stock of HRDI consists of 750,000,000 shares of HRDI Common Stock, $0.001 par value and 10,000,000 shares of Series A Preferred Stock, $0.001 par value, of which 697,500,000 common shares are outstanding as of Closing and 10 Series A preferred shares. Each of such outstanding shares of HRDI Common and is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the following persons in the case of HRDI in accordance with the following capitalization table:

See Exhibit “A”

in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements and voting trusts. Other than the shares and convertible securities disclosed herein, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of HRDI or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of HRDI, and there is outstanding no security or other instrument convertible into or exchangeable for capital stock of HRDI.

(c)
Financial Condition. HRDI has delivered to GLOBAL true and correct copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of such statements:

(i)	There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of HRDI.

(ii)
HRDI has not authorized, declared, paid or affected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of HRDI.

(d)
Tax and Other Liabilities. To its knowledge, HRDI has no material liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes (“Taxes”) and liabilities to customers or suppliers, except those reflected in the financial statements provided by HRDI to GLOBAL. HRDI has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by HRDI have been paid.

(e)
Litigation and Claims. Except as previously disclosed to GLOBAL, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or inprospect known to HRDI, with respect to HRDI or any of its businesses, properties or assets.

(f)
Properties. HRDI has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in the financial statements and other disclosures by HRDI to GLOBAL, including the use of inventory, equipment, furniture and intellectual property.

(g)
Retirement Plans. HRDI has no pension, profit sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as previously disclosed to GLOBAL.

(h)
Authority to Merge. HRDI has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of HRDI have been taken to authorize the execution, delivery and performance of this Agreement by HRDI, other than approval of the holders of HRDI Common Stock. This Agreement has been duly authorized, executed and delivered by HRDI, constitutes the legal, valid and binding obligation of HRDI, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere hereto, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by HRDI for the execution, delivery or performance of this Agreement by HRDI. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which HRDI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement. At the Effective Time, the Surviving Corporation will acquire all right, title and interest of HRDI in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances, except these specifically assumed as set forth a disclosure letter to be delivered by HRDI to GLOBAL at Closing (the “HRDI Disclosure Letter”).

SECTION 7.	ABANDONMENT AND TERMINATION

7.1
Right of GLOBAL to Abandon: GLOBAL’s Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a)
Accuracy of Representations and Compliance with Conditions: All representations and warranties of HRDI contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by HRDI and regardless of knowledge or lack thereof on the part of HRDI or changes beyond their control; as of the Effective Time, HRDI shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and GLOBAL shall have received a certificate executed by the chief executive officer and the chief financial officer of HRDI dated the Effective Time to that effect.

(b)
Other Closing Documents: HRDI shall have delivered to GLOBAL at or prior to the Effective Time such other documents as GLOBAL may reasonably request in order to enable GLOBAL to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)
Legal Action: There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

7.2
Right of HRDI to Abandon: The Board of Directors of HRDI shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a)
Accuracy of Representations and Compliance with Conditions. All representations and warranties of GLOBAL contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by GLOBAL and regardless of knowledge or lack thereof on the part of GLOBAL or changes beyond their control; as of the Effective Time, GLOBAL shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and HRDI shall have received a certificate executed by the chief executive officer and the chief financial officer of the GLOBAL dated the Effective Time to that effect.

(b)
Other Closing Documents. GLOBAL shall have delivered to HRDI at or prior to the Effective Time such other documents as HRDI may reasonably request in order to enable HRDI to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)
Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

SECTION 8.	ADDITIONAL TERMS OF ABANDONMENT

8.1
Mandatory abandonment: The Merger shall be abandoned or terminated if the holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

8.2
Optional Abandonment: In addition to the provisions of Section 7, the Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a)	By mutual agreement of the Boards of Directors of the Constituent Corporations; or

(b)	At the option of any of the respective Boards of Directors of the Constituent Corporations, if the Effective Time shall not have occurred on or before June 17, 2005.

8.3	Effect of Abandonment: If the Merger is rightfully abandoned or terminated as provided in Section 7 or this Section 8:

(a)
this Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and

(b)
the Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.

SECTION 9.	GENERAL PROVISIONS

9.1
Further Actions: At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.2
Amendments: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

9.3
Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

9.4
Waiver: Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

9.5
Binding Effect:  The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

9.6
Separability: If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.7	Headings: The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.8
Counterparts; Governing Law: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporation and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.

HIGH ROAD INTERNATIONAL, INC.	June 17, 2005

President and Chief Executive Officer

GLOBAL IT HOLDINGS, INC.	June 17, 2005

President and Chief Executive Officer

EXHIBIT “A” TO MERGER AGREEMENT

HIGH ROAD INTERNATIONAL, INC. COMMON SHAREHOLDERS

SHAREHOLDER	# OF SHARES
Lloyd Glick	1,951
Madan Bandari	550
Jennifer Glick	100
Jonah Glick	100
Jared Glick	100
Jed Glick	100
Joanna Glick	100
Knightsbridge Capital	2,650,000
Triple Crown Consulting	2,650,000
Alexly Resources	2,650,000
Stone Street Advisors	1,222,350
Steadman Walker	827,500
Robert Pozner	1,322,350
Camille Henry	530,000
Alexa Caroline Trust	1,322,350
Ashley Jourdan Trust	1,322,350
AVCP	5,962,500
Ralph Clark	800,000
Alexus Clark	210,000
Craig Press	800,000
Donna Silverman	252,599

Total	22,525,000